      As filed with the Securities and Exchange Commission on July 21, 2000

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            BAKER HUGHES INCORPORATED
             (Exact name of registrant as specified in its charter)

                DELAWARE                                      76-0207995
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)


       3900 ESSEX LANE, SUITE 1200                            77027-5177
             HOUSTON, TEXAS                                   (Zip Code)
 (Address of Principal Executive Offices)

                                ---------------

            BAKER HUGHES INCORPORATED 1998 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                ---------------

                                DANIEL J. CHURAY
                             DEPUTY GENERAL COUNSEL
                            BAKER HUGHES INCORPORATED
                           3900 ESSEX LANE, SUITE 1200
                            HOUSTON, TEXAS 77027-5177
                     (Name and address of agent for service)

                                 (713) 439-8600
          (Telephone number, including area code, of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                              PROPOSED          PROPOSED
                                                              MAXIMUM           MAXIMUM
                                              AMOUNT TO BE  OFFERING PRICE      AGGREGATE          AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED      REGISTERED    PER SHARE(1)    OFFERING PRICE(1)  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per share....   3,500,000        $31.59        $110,565,000         $29,190
================================================================================================================

(1) Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on July 17, 2000.

================================================================================

        This Registration Statement is being filed by Baker Hughes Incorporated (the "Company") pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-74897) filed by the Company with the Securities and Exchange Commission on March 23, 1999 are incorporated herein by reference.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Daniel J. Churay, Deputy General Counsel of the Company, Houston, Texas. Mr. Churay beneficially owns approximately 2,000 shares of Common Stock and also has options to purchase 21,873 additional shares of Common Stock, of which 3,924 are currently exercisable.

ITEM 8.    EXHIBITS.

         5      --   Opinion of Daniel J. Churay as to the legality of
                     securities.

        23.1    --   Consent of Deloitte and Touche LLP.

        23.2    --   Consent of Daniel J. Churay (contained in Exhibit 5).

        24      --   Powers of Attorney (included on the signature page of the
                     Registration Statement).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2000.

                                          BAKER HUGHES INCORPORATED

                                          By:   /s/ Joe B. Foster
                                              ----------------------------------
                                                Joe B. Foster
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Churay and Joe B. Foster, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either or both of them, may lawfully do or cause to be done by virtue hereof.

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.

SIGNATURE                                   TITLE                                   DATE
---------                                   -----                                   ----
/s/ Joe B. Foster                   Chairman of the Board,                       July 21, 2000
-----------------------------       President, Chief Executive
Joe B. Foster                       Officer and Director
                                    (principal executive officer)


/s/ G. Stephen Finley               Senior Vice President - Finance              July 21, 2000
-----------------------------       and Administration
G. Stephen Finley                   and Chief Financial Officer
                                    (principal financial officer)


/s/ A. J. Keifer                    Vice President and Controller                July 21, 2000
-----------------------------       (principal accounting officer)
A. J. Keifer


/s/ Lester M. Alberthal, Jr.        Director                                     July 21, 2000
-----------------------------
Lester M. Alberthal, Jr.

/s/ Victor G. Beghini               Director                                     July 21, 2000
-----------------------------
Victor G. Beghini

/s/ Joseph T. Casey                 Director                                     July 21, 2000
-----------------------------
Joseph T. Casey

/s/ Eunice M. Filter                Director                                     July 21, 2000
-----------------------------
Eunice M. Filter

/s/ Claire W. Gargalli              Director                                     July 21, 2000
-----------------------------
Claire W. Gargalli

/s/ Richard D. Kinder               Director                                     July 21, 2000
-----------------------------
Richard D. Kinder

/s/ James F. McCall                 Director                                     July 21, 2000
-----------------------------
James F. McCall

/s/ H. John Riley, Jr.              Director                                     July 21, 2000
-----------------------------
H. John Riley, Jr.

/s/ Charles L. Watson               Director                                     July 21, 2000
-----------------------------
Charles L. Watson

/s/ Max P. Watson, Jr.              Director                                     July 21, 2000
-----------------------------
Max P. Watson, Jr.

                                           EXHIBIT INDEX

   EXHIBIT NO.                              DESCRIPTION
   -----------                              -----------

         5    --   Opinion of Daniel J. Churay as to the legality of securities.

        23.1  --   Consent of Deloitte and Touche LLP.

        23.2  --   Consent of Daniel J. Churay (contained in Exhibit 5).

        24    --   Powers of Attorney (included on the signature page of the
                   Registration Statement).